Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--21 (Michigan, New Jersey, Ohio and Texas Trusts):

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-49137 of our opinion dated January 16, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 7, 1996